Exhibit 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

August 18, 2010

Board of Directors
Full Throttle Indoor Kart Racing, Inc.

     Re:  Registration Statement on Form S-1

Gentlemen:

You have requested my opinion as to the legality of the issuance of common stock by Full Throttle Indoor Kart Racing, Inc., a Colorado corporation (the "Corporation") upon the sale of up to 3,500,000 shares of common stock being offered by the Corporation (the "Shares") pursuant to Amendment No. 1 to the Registration Statement on Form S-1 (the "Registration Statement") to be filed on or about August 18, 2010.

Pursuant to your request I have reviewed and examined:(1)The Articles of Incorporation of the Corporation, as amended (the "Articles"); (2) The Bylaws of the Corporation, as certified by the Secretary of the Corporation; (3) The minute book of the Corporation; (4) Certain resolutions of the Board of Directors of the Corporation; (5) The Registration Statement; (6) The Colorado Corporations and Associations Act, including all relevant state constitutional and statutory provisions, as well as judicial interpretations; and (7) Such other matters as I have deemed relevant in order to form my opinion.

Based upon the foregoing, I am of the opinion that the Shares when issued as described in the Registration Statement have been duly authorized and will be legally issued, fully paid and non-assessable pursuant to the Articles and Bylaws of the Corporation and the Colorado Corporations and Associations Act.

My opinion is subject to the qualification that no opinion is expressed herein as to the application of other state securities or Blue Sky laws.

I consent to the use of this opinion in the Registration Statement and to any reference to me in the Prospectus contained within the Registration Statement.  In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
Dennis Brovarone